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On July 27, 2020, Greg Carlin, the Chief Executive Officer of Rush Street Interactive, participated in an interview with CNBC anchor Joe Kernen, during which they discussed the proposed business combination of Rush Street Interactive and dMY Technology Group, Inc. Below is a transcript of the interview.

CNBC INTERVIEW TRANSCRIPT

JOE KERNEN:

Online, online casino and sports gambling company Rush Street Interactive, yep, Rush Street, we know about that place right in Chicago, going public through a merger with DMY Technology group a special purpose acquisition company. Also known as blank check companies, investors put money into the SPACs without knowing how or when the capital be deployed. Notable SPAC deals, including Nikola. You might recall Richard Branson’s Virgin Galactic and fellow sports betting company, DraftKings that I have a little experience with, uh, shares of DMY. Why don’t we take a quick look at that because upon closing Rush Street Interactive will become a publicly listed company on the New York Stock Exchange under the ticker RSI. Joining us now is Greg Carlin, co-founder and CEO of Rush Street Interactive. I wonder if a good time to do it, given that MLB is back, Greg, I’m excited about Rush Street, and cause I just like online gaming, but I, I thought I might recuse myself because of DraftKings and I do, I do give them some business and I looked up, uh, I’ve put on 24 bets in recent nights, but then I looked it up. It’s been six days. So that’s, that’s only four per day. So I don’t think I have a problem. I don’t have a problem yet, but I think baseball on, on Thursday, the Yankees Nationals was the biggest betting ever on a baseball game. So it’s a good time for you to do this. I think.

GREG CARLIN:

It is indeed. Actually we had a huge weekend with Major League Baseball restarting, you know, roughly two thirds of our, our handle was, was baseball this weekend. And I know Joe that you like DraftKings and I’m hoping maybe I’ll convince you to give us a try as well. We operate the Play Sugarhouse Sportsbook in New Jersey. So...

JOE KERNEN:

Yeah, I know. And you think you have a broad, I notice that you claim to have a broader array of things to offer them then DraftKings, but you’re a fraction of the size, at least in terms of market cap, even after this SPAC, you’re what just under two and $2 billion. I think DraftKings is $13 billion or something. So you’ve got, you’ve got a lot, a lot of growth perhaps ahead of you.

GREG CARLIN:

We do indeed. And if you look at our multiple to revenue, actually our enterprise-wide revenue, we traded a significant discount to DraftKings that based on the stock price this morning. And we’re growing really fast. I mean these past four quarters, we’ve seen growth of over 55%.

JOE KERNEN:

So tell me, what are your plans and where are you operating now? I know Pennsylvania. Tell me exactly what we can do on, on Rush Street, where you are right now. And there’s, it has to do with, with some casinos in Illinois, too?

GREG CARLIN:

Well. So we have two companies, Rush Street Interactive, which is our online business and Rush Street Ggaming, which is our bricks and mortar casino company. But Rush Street Interactive is currently operating in five states. We’re in Pennsylvania with a casino and a sportsbook New Jersey with the casino and a sportsbook, Colorado, Indiana, and we will be launching in Michigan, next year, Virginia next year. And we’re also operating in Columbia and South America, actually both sportsbook and casino.

JOE KERNEN:

Okay. So, and across the board you have, I guess, casino. I, I’m not going to try those. That’s that’s the last thing I need, um, is to start playing back blackjack online, but you, you have...

GREG CARLIN:

Actually though online casinos, they actually get, I know sports betting gets a lot of attention, but those actually a bigger market and a broader demographics than just sports...

JOE KERNEN:

But that’s trouble.

GREG CARLIN:

Well then you should stick to sports betting.

JOE KERNEN:

I think I needed to sit this out.... So what the, pent up demand is, has been apparent since last, I mean, I bet on an exhibition game, if you can believe that, but the pent up demand has been apparent since, since MLB got back in business, right? What are the next big things coming? I know NBA is going to be big...

GREG CARLIN:

Well, NBA starting in, I think on Thursday is the plan plan and obviously, you know, the NFL, they’re starting with their, their training camp. So we’re excited for that. You know, we do think the sports, you know, big, big league sports ramping is going to be great for our business for sure. But you know, our company we’re actually, um, we do more revenue on the casino side. So we’ve been less impacted by the shutdown of sports.

JOE KERNEN:

Greg, why SPAC it?

GREG CARLIN:

That’s a good question. You know, when we decided to raise some outside capital, you know, we considered a bunch of different options. But when it came to make a decision at the end of the day, there was a few things that were important to us. One certainty to getting a deal closed. You know, if you look at the IPO market back in April, when we started to think about this, it was kind of dicey and you know, the IPO market is very cyclical. So, um, you know, we just, we thought this would be more certain to, you know, the sponsors that we connected with, Niccolo De Masi, Harry You, they’re great guys. And they’ve been really great to work with. And not only that, but they’ve agreed to subject, a lot of their shares to, to an earn out which, which aligns our interests better. You know, also we’ve got, you know, more transparency, you know, our story is really a growth story. You know, we’re, looking to grow the business over 50% between this year, next year. And we have more flexibility to talk about that with the SPAC process. And then lastly, we’re raising a PIPE as part of this deal, $160 million and Fidelity’s leading that and that’s actually makes the transaction cheaper for us. So it’s actually a good deal all around.

JOE KERNEN:

Greg. I wish we had more time. I was going to explain to you how a parlay works, which I, I discovered...

GREG CARLIN:

Oh, I know how a parlay works, Joe, by the way, you should probably stick to straight betting or in-game-betting....

JOE KERNEN:

Do what? Don’t do parlay?

GREG CARLIN:

Stick to a straight bet, no parlay....

JOE KERNEN:

Just do an over under with the team you like and figure out whether they’re going to score a lot of runs or not. That’s what, and you get much bigger pay outs, Greg, that makes up for your crappy pick elsewhere.

GREG CARLIN:

Actually we’ve got a great parlay engine. You can actually pick eight teams and make a hundred thousand dollars on a dollar bet ...

JOE KERNEN:

Yeah, that’ll happen. Alright Greg, thanks, we got to run.

GREG CARLIN:

Thanks, Joe.

JOE KERNEN:

Check back with you. Coming up, the CEO of Moderna on his company’s race to find a coronavirus vaccine, stay tuned. You’re watching Squawk Box on CNBC.